SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

(Amendment No. )

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DENMARK BANCSHARES, INC.

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March 31, 2010

To our shareholders:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Denmark Bancshares, Inc. Our meeting will be at 10:30 a.m. on Tuesday, April 27, 2010, at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin. There will be a cash bar available after the meeting and a complimentary lunch will be served.

The attached Notice of Annual Meeting and Proxy Statement describe the business matters to be acted upon at the meeting.

Information concerning our results of operations and financial condition is contained in the enclosed Annual Report.

We also invite you to attend a half hour informational session on the economy and financial markets. Jeanne Wolf, Financial Consultant with LPL Financial, will address the current market conditions and an investor outlook for 2010 beginning at 9:30 a.m.

Please complete, sign and return the enclosed proxy card whether or not you expect to attend the meeting. This will not prevent you from voting in person at the meeting if you prefer. The Board of Directors encourages you to attend the meeting and return your proxy card.

John P. Olsen

President

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2010

The Annual Meeting of Shareholders of Denmark Bancshares, Inc. will be held at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin, on Tuesday, April 27, 2010, at 10:30 a.m.

The purpose of the Meeting is to consider and vote on:

    The election of three directors as named in the attached Proxy Statement.

    The ratification of the appointment of Wipfli LLP as independent auditors for Denmark Bancshares, Inc. for the year ending December 31, 2010.

    Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on February 24, 2010, are entitled to notice and to vote at the Annual Meeting and any adjournments thereof.

You are urged to complete, date, sign and promptly return the enclosed proxy card, so that the presence of a quorum will be assured. Return of the proxy card does not affect your right to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jill S. Feiler

Vice President and Secretary

March 31, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2010. The proxy statement and annual report to security holders are available at DBI's SEC Filings web page at www.denmarkstate.com/inv_sec_filings.htm .

PROXY STATEMENT

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denmark Bancshares, Inc., hereinafter referred to as "DBI", to be voted at the Annual Meeting of Shareholders on Tuesday, April 27, 2010, at 10:30 a.m., at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin, and all adjournments thereof. The solicitation of proxies begins on or about March 31, 2010.

REVOCABILITY OF PROXIES

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it any time before it is exercised by giving notice thereof to DBI in writing or in person at the Annual Meeting.

Proxies that are properly executed, duly returned to DBI and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting and on such other business or matters that may properly come before the meeting in accordance with the best judgment of the persons named as proxies.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to Amended Article VII of the Articles of Incorporation of DBI, the Board of Directors is divided into three classes as nearly equal in number as possible. The term of the office of only one class of directors expires in each year and their successors are elected for terms of three years. The classes are designated as Class I, Class II and Class III. William F. Noel, John P. Olsen and Diane L. Roundy are nominated as Class II directors. Class II directors will serve for a term of three years to expire in April 2013. Mrs. Roundy is a present member of the Board of Directors. Mr. Noel and Mr. Olsen are new nominees replacing Terese M. Deprey and Allen M. Peters.

The three nominees have consented to serve, if elected. Unless the shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the Board's nominees. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or unwilling to serve, the shares represented by the proxies received will be voted for any other nominees selected by the Board.

The following table sets forth certain information with respect to the Board of Directors' nominees for election as directors and those directors continuing in office. Hereinafter, DBI's subsidiaries are referred to as follows: Denmark State Bank as "DSB" and Denmark Agricultural Credit Corp. as "DACC".

BOARD NOMINEES

NOMINEES FOR CLASS II DIRECTORS WITH TERM EXPIRING 2013

William F. Noel

Mr. Noel, age 47, has served as a director of DSB since November 2009. Mr. Noel has been the Operations Manager of St. Bernard and St. Philip the Apostle Parishes in Green Bay, Wisconsin since 2008. Prior to that he served as a consulting engineer for STS Consultants Ltd. in Green Bay, Wisconsin between 1991 and 2008. Mr. Noel is the brother of Terese M. Deprey, a Director of Denmark Bancshares, Inc. Mr. Noel was selected as a nominee because of his analytical and detailed thought processes developed from his engineering background and his current and past work experience managing finances, human resources, facilities and development activities. Mr. Noel is also one of the major shareholders of DBI and has a vested interest in shareholder returns.

John P. Olsen

Mr. Olsen, age 59, has served as President of DBI since September 2006. Mr. Olsen has served as CEO of DSB since January 2010 and previously served as President since September 2006. Mr. Olsen has also served as President of DACC since 1986, as Treasurer since 1996 and as a director of DACC since 1985. Mr. Olsen has held other positions with DSB since 1985. Mr. Olsen was selected as a nominee as DBI's principal executive officer. Mr. Olsen has provided leadership to DBI and DSB, is thoroughly knowledgeable of DBI's largest concentration in agri-business, and remains very active in community non-profit organizations.

Diane L. Roundy

Ms. Roundy, age 48, has served as a director of DBI since December 2008 and as a director of Denmark State Bank since October 2007.  Ms. Roundy oversees the Marketing Department as Director of Business Development for Schenck, an auditing, accounting and consulting firm with over 500 employees and 8 locations.  Ms. Roundy has been in this position since 2002 and has extensive experience providing marketing direction to a wide variety of businesses.  Ms. Roundy was selected as a nominee primarily because of her experience in business development, strategic planning and marketing, extensive involvement in professional and non-profit organizations throughout our market area and prior work experience on the executive management team of a financial institution. Ms. Roundy has a Masters in Business Administration.

DIRECTORS CONTINUING IN OFFICE

CLASS III DIRECTORS WITH TERM EXPIRING 2011

Thomas N. Hartman

Mr. Hartman, age 57, has served as a director of DBI since 2002 and as a director of DSB since 1995. Mr. Hartman is the owner of Hartman's Towne and Country Greenhouse, a retail garden center, since 1985. Mr. Hartman offers his financial expertise as a successful small business owner and has a wealth of experience as a director including extensive years of membership on the Compensation and Audit Committees.

Michael L. Heim

Mr. Heim, age 51, has served as a director of DBI since 2005 and as a director of DSB since 2006. Mr. Heim is the president of Heim Trucking Company, a west coast trucking company, since 1993. Mr. Heim is the brother of Dennis J. Heim, Vice President and Treasurer of DBI. Mr. Heim offers his financial expertise as a successful small businessman. Through Mr. Heim's business and community involvement he maintains a rapport with DBI's shareholders and customers.

Kenneth A. Larsen, Sr., CPA

Mr. Larsen, age 58, has served as a director of DBI since 2008 and as a director of DSB since October 2007. Mr. Larsen was the Chief Financial Officer of Portside Builders, Inc., a regional builder and renovator of homes and light commercial structures, from October 2006 to August 2008. Mr. Larsen, since 2001, is the sole proprietor of K.A. Larsen Consulting, LLC, which provides tax services and other business related consulting. Mr. Larsen was originally nominated as a director to add a financial expert to DBI's Audit Committee. In addition to Mr. Larsen's financial expertise as a certified public accountant his background includes risk management, strategic thinking and leadership in professional organizations. Mr. Larsen remains active in professional and non-profit organizations.

DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS WITH TERM EXPIRING 2012

Janet L. Bonkowski

Ms. Bonkowski, age 42, has served as a director of DBI since 2009 and as a director of DSB since February 2009. Ms. Bonkowski is the Public Relations Manager for Schneider National, Inc. ("Schneider"), a provider of transportation and logistics services headquartered in Green Bay Wisconsin, since 2005. Ms. Bonkowski's areas of expertise include strategic planning, creative thinking, and communications including marketing, public relations, internal communications and shareholder relations. Her background includes experience with developing campaigns involving corporate identity, new product launches, image, awareness and special events.

Thomas F. Wall

Mr. Wall, age 69, has served as a director of DBI since 1988, a director of DSB since 1986 and as Chairman of the Board of DSB since 2007. Prior to his retirement in 2000, Mr. Wall was the Sales Account Manager of Natural Beauty Growers, formerly known as Greiling Farms, Inc., a wholesale greenhouse company, since 1973. Mr. Wall provides leadership to the boards based on his prior business experience and his long-tenured membership on DBI's compensation and audit committees provide stability to a changing board. Mr. Wall has been instrumental in formulating and adopting corporate governance practices for DBI, requiring continuing education for directors, recruiting new directors and enhanced shareholder communications through press releases and development of an investor relations web page. Mr. Wall remains active in non-profit organizations in the community and maintains contact with DBI's shareholders.

The three persons properly nominated who receive the greatest number of votes cast at the meeting will be elected Class II directors. Any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE FOR ALL NOMINEES.

Certain information with respect to DBI's other executive officers is set forth below:

NAME	POSITION
Jill S. Feiler

Ms. Feiler, age 40, was promoted to President of DSB in January 2010. Ms. Feiler also serves as DBI's Vice President and Secretary since April 2009. Ms. Feiler previously held the position of Vice President of DSB in charge of retail banking and marketing since November 2006. Prior thereto she was a Vice President and Branch Manager of M&I Bank.

Dennis J. Heim

Mr. Heim, age 50, has served as Vice President of DBI since 1995 and Treasurer since 1993. Mr. Heim has also served as Senior Vice President and Chief Financial Officer of DSB since January 1999. Mr. Heim has held other positions with DSB since 1983. Dennis J. Heim is the brother of Michael L. Heim, a director of DBI and DSB.

Carl T. Laveck

Mr. Laveck, age 66, has served as Executive Vice President and Chief Credit Officer of DSB since December 2007. Prior thereto he was a Regional President for US Bank, managing offices in Sheboygan and Manitowoc Counties and served in other capacities since 1985. Mr. Laveck is responsible for DSB's business banking, mortgage banking, credit administration and loan operations.

Lonnie A. Loritz

Ms. Loritz, age 50, has served as Vice President of DSB since 2004. Prior to 2004, she was an Assistant Vice President of DSB since 2001. Ms. Loritz has held other positions with DSB since 1994. Ms. Loritz is responsible for DSB's Loan Operations.

Kimberly J. Tess

Ms. Tess, age 39, has served as an Assistant Vice President of DSB since October 2007. Prior thereto she was the Audit Supervisor of Baylake Bank since 1999 and also served as Controller for a short time. Ms. Tess serves as the Controller of DSB.

EXECUTIVE COMPENSATION

The following table lists information on compensation earned for services by the principal executive officer and the other most highly compensated employees of DBI during the years ended December 31, 2009, 2008 and 2007. No other executive officers of DBI had total compensation in excess of $100,000 during the years ended December 31, 2009, 2008 and 2007.
	Summary Compensation Table
	Annual Compensation
				All Other	Total
Name and Principal Position (1)	Year	Salary (2)	Bonus	Compensation (3)	Compensation

John P. Olsen	2009	$173,852	$0	$19,591	$193,443
President of DBI, DSB and DACC	2008	169,600	8,480	28,454	206,534
	2007	160,000	11,200	29,124	200,324

Carl T. Laveck	2009	$183,356	$0	$11,278	$194,634
Chief Credit Officer of DSB	2008	150,000	15,000	18,075	183,075
	2007	12,500	30,000	773	43,273

Dennis J. Heim	2009	$153,513	$0	$10,864	$164,377
CFO of DBI and DSB	2008	144,868	7,243	17,462	169,573
	2007	136,668	9,568	17,668	163,904

Glenn J. Whipp	2009	$99,018	$0	$7,437	$106,455
Vice President of DSB	2008	96,596	4,637	11,319	112,552
	2007	91,996	8,500	17,301	117,797

Jill S. Feiler	2009	$92,461	$0	$6,975	$99,436
Vice President of DBI and DSB	2008	90,200	4,690	10,207	105,097
Secretary of DBI	2007	82,000	10,000	9,308	101,308

  Mr. Laveck began his employment with DSB in December 2007. Ms. Feiler was named President of DSB in January 2010.

  Salary includes amounts deferred under qualified and nonqualified plans.

  All Other Compensation includes the following types and amounts:

		Directors'	401 (k)/P-S	Life	Total All Other
	Year	Fees (1)	Contributions	Insurance (2)	Compensation (2)
Mr. Olsen	2009	$7,400	$10,931	$1,260	$19,591
	2008	7,400	19,794	1,260	28,454
	2007	7,400	19,637	2,087	29,124

Mr. Laveck	2009	$0	$10,385	$893	$11,278
	2008	0	16,920	1,155	18,075
	2007	0	773	0	773

Mr. Heim	2009	$0	$9,604	$1,260	$10,864
	2008	0	16,202	1,260	17,462
	2007	0	16,205	1,463	17,668

Mr. Whipp	2009	$0	$6,214	$1,223	$7,437
	2008	500	9,660	1,159	11,319
	2007	6,000	9,922	1,379	17,301

Ms. Feiler	2009	$0	$5,816	$1,159	$6,975
	2008	0	9,073	1,134	10,207
	2007	0	8,842	466	9,308

  Consists of directors' and committee fees paid by subsidiaries of DBI.

  DBI maintains for each officer during their employment a policy of term life insurance with death benefit based on the officer's salary, payable to the officer's designated beneficiaries.  Amounts in the table represent premiums paid during the year.  In the event Mr. Olsen, Mr. Laveck Mr. Heim, Mr. Whipp or Ms. Feiler had died on December 31, 2009, their beneficiaries would have received death benefits of $500,000, $325,000, $500,000, $495,000 and $462,000, respectively.

Nonqualified Deferred Compensation

On February 10, 2009, DSB and Mr. Laveck entered into a Deferred Compensation Agreement to provide Mr. Laveck with an incentive to remain with DSB until January 2014. DSB will reward Mr. Laveck with a bonus of up to $125,000 if he remains employed until January 1, 2014, and meets other conditions of the agreement. Mr. Laveck earns the right to receive $25,000 for each year he remains employed from 2009 through 2013. In the event of a change in control of DBI, Mr. Laveck will receive the entire bonus of $125,000 regardless of which year the change in control occurs. In the event of death or disability, DSB will pay $25,000 for each full year of employment completed. Deferred compensation totaling $25,000 is included the Salary column of the Summary Compensation Table for Mr. Laveck. The following table shows the activity and total value of Mr. Laveck's Deferred Compensation Agreement as of December 31, 2009:
Nonqualified Deferred Compensation
Name	DBI's Contributions in 2009	Aggregate Balance as of 12/31/09
Carl T .Laveck	$25,000	$25,000

COMPENSATION DISCUSSION AND ANALYSIS

DBI's Compensation Committee operates in accordance with the Compensation Committee Charter which specifies that the committee shall be comprised of three or more independent directors. A copy of the charter is available to shareholders on DBI's website at the following link: www.denmarkstate.com/a_about_compensation.htm. The Committee is responsible for determining the level and composition of compensation and benefits for directors. The Compensation Committee is also responsible for determining the annual salary and bonus of the principal executive officer and approving the annual salaries and bonuses of all named executive officers.

DBI utilizes a market based compensation program. The market data is developed by obtaining a number of compensation surveys. All positions within the bank have job descriptions which are annually compared against market salary data to determine appropriate grade levels with corresponding minimum and maximum pay rates. Seventeen salary grades are established and all positions within DBI are placed into the appropriate grade based on market survey information. Compa-Ratios are calculated for each employee by taking the employee's wage and dividing it by the midpoint for that salary grade, thereby providing the Compensation Committee a gauge of where individual compensation aligns with the average pay rate for their position within the local labor market. This market based compensation system allows DBI to better manage direct compensation expenses and enables performance based compensation.

The Compensation Committee believes that these compensation practices enhance DBI's ability to recruit, develop and retain knowledgeable, experienced and loyal employees.

Individual executive compensation is reviewed on an annual basis. In approving the executive officers' salaries and determining the salary of the principal executive officer, the Committee compares the base salaries paid or proposed to be paid by DBI with ranges of salaries paid by commercial banks of similar size relative to DBI. In determining the 2009 annual salaries the Committee utilized surveys by the Wisconsin Bankers Association ("WBA"), the Independent Community Bankers of America ("ICBA") and Wipfli, LLP. The Committee set 2009 annual salaries for the named executive officers at or near the midpoint of their pay grade. The Compa-Ratios for the named executive officers ranged from a low of 87% to a high of 118%.

In approving the annual bonuses of the executive officers and determining the annual bonus of the principal executive officer, the Committee relied on 2009 compensation surveys by the WBA, the American Bankers Association and Wipfli, LLP. Based on these three surveys, the Committee determined that the average incentive pay for all executive officers ranged from 15% to 21% of annual salary. The Committee also compares the operating results and performance ratios of DSB to operating results and performance ratios of commercial banks of similar asset size relative to DSB. The Committee used the FDIC's Custom Uniform Bank Performance Report as of September 30, 2009, for comparison purposes when approving and determining the 2009 bonuses. The peer group used for comparison purposes consisted of 50 Wisconsin banks having total assets between $250 million and $1 billion. The Committee approves bonuses based on the profitability ratios of DSB and also on individual performances of the executive officers. DSB performed at the 15th percentile of return on assets and below DBI's goals so consequently no bonuses were approved for 2009.

The Committee relies on recommendations from Mr. Olsen, DBI's principal executive officer, concerning salary adjustments and annual bonuses for the executive officers (other than his own). The recommendations are based on the comparable survey results, the level of responsibility of each officer, the expertise and skills offered by each officer and the officer's individual job performance. The Compensation Committee reviewed the recommendations made by Mr. Olsen and then made final decisions on the base salaries and annual bonuses to be paid by DBI. Based on similar criteria, the Compensation Committee determined the annual salary and bonus paid to the principal executive officer.

DBI's policy with respect to other employee benefit plans is to provide competitive benefits to DBI's employees to encourage their continued service with DBI and to attract new employees when needed. DBI offers a 401(k) profit sharing and retirement savings plan that essentially covers all employees who have been employed over one-half year, and are at least twenty and 1/2 years old. DBI contributed 4% of annual salary for each eligible participant for 2009 and 8% for the two prior years. In addition, DBI contributed 50% of each employee contribution up to a maximum DBI contribution of 2%. DBI also purchases life insurance policies equal to five times the annual salary of each officer up to a maximum of $500,000.

Compensation Committee Members

Janet L. Bonkowski Thomas N. Hartman Kenneth A. Larsen, Sr. Diane L. Roundy Thomas F. Wall

DIRECTOR COMPENSATION

The following table lists the total compensation of DBI's directors for the year ended December 31, 2009.

  Member of the Audit Committee of DBI, which serves as an independent and objective party to monitor DBI's financial reporting process and internal control system. The committee also reviews and appraises the audit efforts of DBI's independent accountants and provides an open avenue of communication among the independent accountants, senior management and the Board of Directors. The committee held four meetings during 2009. Committee members received $300 per meeting attended.

  Member of the Compensation Committee of DBI, which, among other things, reviews and approves the compensation of DBI's executive officers. The Compensation Committee met once during 2009 and members received a fee of $300 per meeting.

  Member of the Board of Directors of DSB, which is the largest subsidiary of DBI and holds meetings at least monthly to review the financial and regulatory activities of Denmark State Bank. During 2009, there were thirteen meetings held. Members received a fee of $500 per meeting attended. The outside directors of DSB also held two ad hoc committee meetings regarding the succession plan of DSB and received a fee of $300 per meeting attended.

  Member of the Corporate Governance / Nominating Committee of DBI, which was formed in April 2007 to seek and recommend director nominees for potential election to the Board of Directors, to nominate board members to serve on standing committees and to develop and recommend to the Board a set of corporate governance principles. The Committee is also responsible for seeking and recommending director nominees for the subsidiaries of DBI. The Corporate Governance / Nominating Committee of DBI met once during 2009 and members received a fee of $300 per meeting.

  Served on the Audit and Corporate Governance / Nominating Committee until his retirement from the Board of Directors in April 2009. Mr. Opichka, D.D.S. attended one regular Board meeting and two committee meetings.

The Board of Directors of DBI held four meetings during 2009. No director attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such director served. Directors of DBI were paid $500 for each of the Board of Directors' meetings attended.

DBI and DSB also compensate non-employee directors with an annual retainer. The annual retainer fee is $4,000 for DBI directors and $6,000 for DSB directors. Directors serving on both boards receive the retainer from DSB for $6,000 and receive no retainer from DBI. Employee directors receive a fee of $500 per board meeting but no fees for any committee meetings attended. Employee directors receive no annual retainer fees. Other than meeting fees and annual retainers, directors receive no other forms of compensation.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shareholders of record of DBI's common stock as of the close of business on February 24, 2010, will be entitled to one vote for each share of common stock then held. As of February 24, 2010, DBI had 118,917 shares of common stock issued and outstanding.

The following table sets forth, as of February 24, 2010, information concerning beneficial ownership of common stock of DBI by each director and nominee for directorship, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Management knows of no person who was the beneficial owner of more than 5% of the outstanding shares of common stock of DBI as of February 24, 2010.

  Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.

  Includes 5 shares for which voting and investment powers are shared.

  Includes 148 shares for which voting and investment powers are shared.

  Includes 310 shares for which voting and investment powers are shared.

  Includes 586 shares for which voting and investment powers are shared.

  Includes 83 shares for which voting and investment powers are shared.

  Includes 4 shares for which voting and investment powers are shared.

  Includes 336 shares for which voting and investment powers are shared.

  Includes 10 shares for which voting and investment powers are shared.

  Includes 2,190 shares for which voting and investment powers are shared and 195 shares pledged as security.

  Includes 5 shares for which voting and investment powers are shared.

  Includes 4,150 shares for which voting and investment powers are shared.

CORPORATE GOVERNANCE

DBI's Board has been operating without a formal Chairman of the Board. Thomas F. Wall, the most tenured and experienced director, has acted as the lead independent director. The Board intends to appoint a Chairman of Board following this year's annual election of directors. The Chairman of the Board will be selected from among the independent directors so that if Mr. Olsen is elected to the Board of Directors the positions of Chairman of the Board and principal executive officer will be separate. Mr. Wall has performed as the Chairman of the Board for DSB, thereby separating the positions for the Chairman and CEO.

DBI's and DSB's directors oversee the risk management processes through the Audit Committee and as an entire board. The Internal Auditor directly reports to the Audit Committee at least quarterly with formal reports detailing operational risks and recommendations. The Chief Credit Officer directly reports on credit risks to the entire board on a regular basis. In addition, a third party was engaged to perform two independent reviews of the loan portfolio and internal grading system. The results of the reports were reported to the entire board. The Chief Financial Officer reports directly to the entire board regarding interest rate risk and liquidity risk at least quarterly.

DBI does not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of shareholders but DBI encourages its directors to attend. All eight directors of DBI attended the 2009 annual meeting.

DBI's Board has determined that Janet L. Bonkowski, Thomas N. Hartman, Kenneth A. Larsen, Sr., Allen M. Peters, Diane L. Roundy and Thomas F. Wall are independent as defined in Rule 4200 (a)(15) of Nasdaq's listing standards. Only independent directors serve on DBI's Audit, Compensation and Corporate Governance/Nominating Committees. The following table lists the committee memberships:

(1) Denotes Committee Chairman.

The Board has also determined that each member of the Audit Committee is an independent director as defined in the more stringent Securities and Exchange Commission ("SEC") rules governing independence of audit committee members. Based on its review of the criteria of an audit committee financial expert, under the rule adopted by the SEC, the Board of Directors has determined that Mr. Larsen qualifies as an audit committee financial expert. The Committee also has the authority to engage legal counsel, consultants or other experts as it deems appropriate to fulfill its responsibilities.

The Audit Committee's functions and activities during fiscal 2009 are described below under the heading Audit Committee Report. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available to shareholders on DBI's website. A link to Audit Committee Charter is provided on the Corporate Governance page of our website at www.denmarkstate.com/a_about_audit.htm.

The Corporate Governance/Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available to shareholders on DBI's website. A link to Corporate Governance/Nominating Committee Charter is provided on the Corporate Governance page of our website at www.denmarkstate.com/a_about_committee_charter.htm. It is the policy of the Corporate Governance/Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on DBI's Board of Directors. To submit a recommendation of a director candidate to the Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee:

  The name and address of the person recommended as a director candidate;

  The qualifications of the person recommended as a director candidate including business experience, familiarity with and participation in local community, integrity, dedication, independence from DBI and other relevant factors;

  The consent of the person being recommended as a director candidate to be a nominee and to serve as a director if elected.

In order for a director candidate to be considered for nomination at DBI's Annual Meeting of Shareholders, the recommendation must be received by the Chairman no later than November 30th, of the year prior to the Annual Meeting of Shareholders regularly held on the 4th Tuesday in April, in accordance with DBI's written Policy on Shareholder Recommendations of Director Candidates a copy of which can be accessed at www.denmarkstate.com/inv_corp_gov.htm.

The Nominating Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, vision, integrity, dedication, cooperativeness with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. DBI defines diversity to include differences of professional background and experience, education, community involvement and other individual attributes that contribute to a well-rounded Board. DBI does not focus on such things as race, gender or national origin as part of its diversity. The Nominating Committee sought nominees for director from shareholders, directors and executive officers of DSB. Mr. Noel and Mr. Olsen were recommended to the Nominating Committee by independent directors of DBI.

DBI does not have a formal policy regarding shareholder communications with the Board of Directors. Any shareholder who desires to communicate directly with the Board of Directors may address correspondence to the entire Board of Directors, or to any individual member, to Denmark Bancshares, Inc., P.O. Box 130, Denmark, Wisconsin 54208-0130. All correspondence received in this manner will be promptly forwarded to the specified addressee. In lieu of writing the board members, a shareholder may communicate directly with a board member at DBI's annual meeting.

CODE OF ETHICS

DBI has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including DBI's principal executive officer and principal accounting officer. The Code of Ethics and Business Conduct may be found on the Corporate Governance page of our website at www.denmarkstate.com/a_about_code.htm.

AUDIT COMMITTEE REPORT

The Audit Committee serves as an independent and objective party to monitor DBI's financial reporting process and internal control system. The Committee also reviews and appraises the audit efforts of DBI's internal auditor and independent accountants and provides an open avenue of communication among the independent accountants, senior management and the Board of Directors.

As part of its activities the Audit Committee has:

  Reviewed and discussed with management and Wipfli LLP the audited financial statements of DBI,

  Discussed with the independent auditors, Wipfli LLP, matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communication with Audit Committees) and SAS No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the rules of the Public Company Accounting Oversight Board.  Discussions included the overall scope and plans for the audit, the adequacy of DBI's internal controls, and the overall quality of DBI's financial reporting.

  Received written disclosures and the letter from Wipfli LLP required by Public Company Accounting Oversight Board regarding Wipfli LLP's communications with the audit committee concerning independence; and

  Discussed with Wipfli LLP matters relating to their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that the Board approve the inclusion of DBI's audited financial statements in DBI's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee Members

Thomas N. Hartman Kenneth A. Larsen Sr. Thomas F. Wall

TRANSACTIONS WITH RELATED PERSONS

From time to time DBI has made loans to executive officers and directors of DBI, their family members and related entities. Such loans were made in the ordinary course of business, were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. The Officer and Board Loan Committees of DSB, in accordance with DSB's written Lending Policy, review and approve or ratify all loans to executive officers and directors, their family members and related entities. DSB's Lending Policy governs loans to insiders and requires the interested director or officer to abstain from voting and from participating in the discussion of loan requests.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are identified below. Mr. Wall had loans outstanding from DSB during 2009. See "Transactions With Related Persons" for further information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. On the basis of these reviews and discussions, the Committee recommended that the Board approve the inclusion of the Compensation Discussion and Analysis in DBI's Proxy Statement for the 2010 Annual Meeting of Shareholders.

Compensation Committee Members

Janet L. Bonkowski Thomas N. Hartman Kenneth A. Larsen, Sr. Diane L. Roundy Thomas F. Wall

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires DBI's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of DBI's common stock and to furnish DBI with copies of the forms they file. Based solely on a review of the copies of these reports furnished to DBI, during the fiscal year ended December 31, 2009, DBI believes that all reporting requirements under Section 16(a) were met in a timely manner by its directors and executive officers.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Wipfli LLP served as the Company's independent public accountants for the year ended December 31, 2009. The following table sets forth the fees paid by DBI to Wipfli LLP for professional services during 2008 and 2009:

  Audit fees include fees for the audit of DBI's annual financial statements, reviews of the quarterly unaudited financial statements included in DBI's Form 10-Q and review and assistance with other SEC filings.

  Tax fees were for services rendered for preparation of tax returns and consultations with DBI on various tax matters.

  All Other Fees in 2009 are for strategic planning services. The 2008 fees include $5,306 for asset/liability model and process validation.

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants along with an estimate of fees to be paid for those services in order to assure that the fees paid for non-audit services do not impair the auditor's independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and each pre-approval is detailed as to the particular service or category of services. The Audit Committee annually reviews the services provided by the independent public accountants and the fees paid for the services performed.

Subject to ratification by shareholders at the Annual Meeting, DBI has selected Wipfli LLP to audit DBI's financial statements for the year ending December 31, 2010. No representatives of Wipfli LLP are expected to attend the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF WIPFLI LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

As of March 31, 2010, the Board of Directors is not aware of any business to be presented for action at the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the executed and returned proxies will be voted by the persons named as proxies with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be included with the proxy materials for next year's Annual Meeting must be submitted in writing. Any such proposal must be received at DBI's corporate office at 103 E. Main St., P.O. Box 130, Denmark, Wisconsin 54208-0130 no later than December 1, 2010, and must comply with the proxy rules of the Securities and Exchange Commission. Additionally, if DBI receives notice of a shareholder proposal after February 14, 2011, the persons named in proxies solicited by the Board of Directors of DBI for its 2010 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

FINANCIAL INFORMATION

DBI's Annual Report to Shareholders, for the year ended December 31, 2009, accompanies this Proxy Statement, but does not constitute a part of it.

BY ORDER OF THE BOARD OF DIRECTORS

John P. Olsen

President

March 31, 2010

FORM 10-K

A copy of DBI's annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of record on March 1, 2010. To obtain a copy of Form 10-K send your written request to John P. Olsen, President, Denmark Bancshares, Inc., 103 East Main St., P.O. Box 130, Denmark, Wisconsin 54208-0130.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2010. The proxy statement and annual report to security holders are available at DBI's SEC Filings web page at www.denmarkstate.com/inv_sec_filings.htm.

DENMARK BANCSHARES, INC. PROXY CARD

Annual meeting of shareholders on April 27, 2010

The undersigned holder of Common Stock of Denmark Bancshares, Inc. ("DBI") hereby appoints Thomas N. Hartman and Kenneth A. Larsen, Sr., or either of them individually, with full power of substitution, to act as proxy for and to vote all shares of Common Stock of DBI of the undersigned at the Annual Meeting of Shareholders, to be held at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin, on April 27, 2010, or any adjournment thereof:

1. Election of Directors - The Board of Directors recommends a vote FOR the Listed nominees:

John P. Olsen  FOR  VOTE WITHHELD Diane L. Roundy  FOR  VOTE WITHHELD

William F. Noel  FOR  VOTE WITHHELD

2. The ratification of the appointment of Wipfli LLP as independent public accountants for DBI for the year ending December 31, 2010.

 FOR  AGAINST  ABSTAIN

The Board of Directors recommends a vote "FOR" the appointment of Wipfli LLP.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the proposals listed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DBI FOR THE ANNUAL MEETING OF SHAREHOLDERS ON April 27, 2010. The Board of Directors recommends a vote "FOR" the Nominees for election as directors and urges each shareholder to vote for all nominees. The Board also recommends a vote "FOR" RATIFICATION OF WIpfli LLP as accountants for the coming year.

I plan to attend the investor presentation at 9:30 a.m. Yes  No

Dated ___________________________, 2010. I plan to attend the Annual Meeting at 10:30 a.m. Yes  No

______________________________________________________ ______________________________________________________

Print name of shareholder Print name of shareholder

______________________________________________________ ______________________________________________________

Signature of shareholder Signature of shareholder

When shares are held by joint tenants, both should sign. When signing as attorney, or as personal representative, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.